As filed with the U.S. Securities and Exchange Commission on September 2, 2020

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 ON

FORM S-1/A

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BCTG ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-1195036
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11682 El Camino Real, Suite 320

San Diego, CA 92130

(858) 400-3112
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aaron I. Davis

Chief Executive Officer

11682 El Camino Real, Suite 320

San Diego, CA 92130

(858) 400-3112
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	Christian O. Nagler Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4660 (212) 446-4900 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security being registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, $0.0001 par value (2)	2,300,000	$10.00	$23,000,000	$2,985.40

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes the aggregate of 2,000,000 shares to be issued to public stockholders in the public offering, and 300,000 shares which may be issued upon exercise of a 45-day option granted to the Underwriter to cover over-allotments, if any.

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended. BCTG Acquisition Corp. (the “Registrant”) hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1 (Registration No. 333- 240237), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on September 2, 2020 (the “Prior Registration Statement”). This registration statement is being filed solely to increase the number of units being offered in the public offering. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333-240237), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Loeb & Loeb LLP.
23.1	Consent of WithumSmith+Brown, PC
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 2nd day of September, 2020.

BCTG ACQUISITION CORP.

By:	/s/ Aaron I. Davis
Name:	Aaron I. Davis
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Aaron I. Davis	Chairman and Chief Executive Officer	September 2, 2020
Aaron I. Davis	(Principal executive officer) and Director

/s/ Michael Beauchamp	Chief Financial Officer	September 2, 2020
Michael Beauchamp	(Principal financial and accounting officer)

/s/ Christopher Fuglesang	President and Director	September 2, 2020
Christopher Fuglesang

/s/ Carole L. Nuechterlein	Director	September 2, 2020
Carole L. Nuechterlein

/s/ Richard Heyman	Director	September 2, 2020
Richard Heyman

/s/ Charles M. Baum	Director	September 2, 2020
Charles M. Baum

/s/ Jamie G. Christensen	Director	September 2, 2020
Jamie G. Christensen

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